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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of SPS Technologies, Inc. and subsidiaries on Form S-3 (Registration No. 333-61517), Form S-8 (Registration No. 33-23778) and Post Effective Amendments to the Registration on Form S-8 (Registration Nos. 2-64082, 2-90908) of our report dated February 2, 1999 on our audits of the consolidated financial statements and financial statement schedule of SPS Technologies, Inc. and subsidiaries as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP


Philadelphia, Pennsylvania
March 22, 1999